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                                                                      EXHIBIT 21


                           HASBRO, INC. AND SUBSIDIARIES

                         Subsidiaries of the Registrant (a)


Name Under Which Subsidiary                  State or Other Jurisdiction of
Does Business                                Incorporation or Organization
---------------------------                  ------------------------------

Hasbro Receivables Funding, LLC.                      Delaware
Hasbro International, Inc.                            Delaware
  Hasbro France S.A.S.                                France
    Hasbro Deutschland GmbH                           Germany
  Hasbro Italy S.r.l.                                 Italy
  Hasbro Latin America Inc.                           Delaware
    Hasbro Chile LTDA                                 Chile
  Hasbro International Holdings, B.V.                 The Netherlands
    Hasbro Ireland Limited                            Ireland
    Hasbro S.A.                                       Switzerland
     Hasbro Holdings S.A.                             Switzerland
     Hasbro Canada Corporation / Corporation
       Hasbro Canada                                  Nova Scotia
     Hasbro Asia-Pacific Marketing Ltd.               Hong Kong
     Hasbro de Mexico S.R.L. de C.V.                  Mexico
     Hasbro (Schweiz) AG                              Switzerland
     Hasbro U.K. Limited                              United Kingdom
     Group Grosvenor Plc.                             United Kingdom
     MB International B.V.                            The Netherlands
       Hasbro B.V.                                    The Netherlands
       Hasbro Hellas Industrial & Commercial
         Company S.A.                                 Greece
       Hasbro Toys & Games Holdings, S.L.             Spain
       Hasbro Iberia SL                               Spain
       S.A. Hasbro N.V.                               Belgium
       Hasbro InterToy Eqitim Araclari Sanayi Ve
         Ticaret A.S.                                 Turkey
    Hasbro Far East LTD                               Hong Kong
    Hasbro Australia Pty Ltd                          Australia
     Hasbro Australia Limited                         Australia
   Hasbro Managerial Services, Inc.                   Rhode Island
   Wizards of the Coast, Inc.                         Washington


  (a) Inactive subsidiaries and subsidiaries with minimal operations have been omitted. Such subsidiaries, if taken as a whole, would not constitute a significant subsidiary.